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                                                                    Exhibit 23.1


                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Plan for Outside Directors of AmSouth Bancorporation of our report dated January 29, 1999 (except for Note 22, as to which the date is March 1, 1999) with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP


Birmingham, Alabama
April 12, 1999